Filed in the Office of	Business Number E0266102014-2
Barbara K. Cegavske	Filing Number 20211836949
Secretary of State State Of Nevada	Filed On 10/21/2021 8:34:00 AM
	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Panamera Healthcare Corporation Entity or Nevada Business Identification Number (NVID): NV20141339326
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ___ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ___
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ___ Jurisdiction of formation: ___ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ___ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 10/21/2021 Time: 8:00 am (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article 1 Name of Corporation - Panamera Holdings Corporation (attach additional page(s) if necessary)
6. Signature: (Required)	X Stanley F Wilson — Signature of Officer or Authorized Signer; Title: Secretary, General Counsel X [signature] — Signature of Officer or Authorized Signer; Title: *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

ARTICLE I NAME OF CORPORATION
1.1 The name of the Corporation is Panamera Holdings Corporation
ARTICLE NINE CAPITAL STOCK
9.1 Authorized Stock. The corporation will have authority to issue six hundred million (600,000,000) shares of stock in the aggregate.
These shares will be divided into two classes and designated as follows:
(a) Five hundred fifty million (550,000,000) shares of Common Stock, par value: $0.0001 per share.
(b) Fifty Million (50,000,000) shares of Preferred Stock, par value: $0.0001 per share

This form must be accompanied by appropriate fees.

AMENDED ARTICLES OF INCORPORATION OF

PANAMERA HEALTHCARE CORPORATION

Panamera Healthcare Corporation. (the "Corporation"), a corporation incorporated under the laws of the state of Nevada on May 20, 2014, hereby amends its Articles of Incorporation, to embody the subsequent amendments thereto, pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes.

These Amended Articles of Incorporation were approved and adopted by the board of directors of the Corporation by unanimous written consent on July 15, 2021. Upon the recommendation of the board of directors, the stockholders of the Corporation holding a majority of the voting power approved and adopted these Amended Articles of Incorporation by written consent submitted on July 15, 2021. At least 23,220,000 shares of common stock, representing 59% of the Corporation's outstanding common stock were voted by written consent for these Amended Articles of Incorporation. As a result, these Amended Articles of Incorporation were authorized and adopted in accordance with the Nevada Revised Statutes.

These Amended Articles of Incorporation correctly set forth the text of the Corporation's Articles of Incorporation as amended up to and by these Amended Articles of Incorporation.

ARTICLE I
NAME OF CORPORATION

1.1 The name of the Corporation is Panamera Holdings Corporation.

ARTICLE NINE
CAPITAL STOCK

9.1 Authorized Stock. The corporation will have authority to issue six hundred million (600,000,000) shares of stock in the aggregate. These shares will be divided into two classes and designated as follows:

(a) Five hundred fifty million (550,000,000) shares of Common Stock, par value: $0.0001 per share.

(b) Fifty Million (50,000,000) shares of Preferred Stock, par value: $0.0001 per share.

The undersigned authorized officer of the Corporation has executed these Amended Articles of Incorporation, certifying that the facts herein stated are true, this 20th day of October, 2021.

Stanley F. Wilson
Secretary and General Counsel

REGISTERED AGENT INFORMATION

Name of Individual or Legal Entity:	REGISTERED AGENTS INC.
Status:	Active
CRA Agent Entity Type:	
Registered Agent Type:	Commercial Registered Agent
NV Business ID:	NV20131735999
Office or Position:	
Jurisdiction:	WYOMING
Street Address:	401 RYLAND ST STE 200-A, Reno, NV, 89502, USA
Mailing Address:	
Individual with Authority to Act:	BILL HAVRE
Fictitious Website or Domain Name:	